Exhibit 8.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com

January 13, 2025

Canadian Imperial Bank of Commerce

Commerce Court

Toronto, Ontario

Canada M5L1A2

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Canadian Imperial Bank of Commerce (the “Bank”) in connection with the issuance by the Bank of US$400,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2028, US$1,000,000,000 aggregate principal amount of its 4.862% Fixed-to-Floating Rate Senior Notes due 2028, and US$900,000,000 aggregate principal amount of its 5.245% Fixed-to-Floating Rate Senior Notes due 2031 (collectively, the “Notes”), as described in the Prospectus Supplement dated January 6, 2025 (the “Prospectus Supplement”) to the Prospectus dated October 2, 2024 (the “Prospectus”) contained in the Registration Statement on Form F-3, File No. 333-282307 (the “Registration Statement”). We hereby confirm to you that the statements that describe provisions of the U.S. Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder, set forth in the Prospectus and Prospectus Supplement under the captions “Material Income Tax Consequences––United States Taxation” and “Material U.S. Federal Income Tax Considerations,” as applicable, insofar as such statements constitute a summary of the United States federal tax laws referred to therein as of such date and as of the date hereof, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein (subject to the qualifications, limitations and assumptions set forth in such discussion).

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K incorporated by reference in the Registration Statement, and to the reference to our opinion in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mayer Brown LLP